Exhibit 10.2

ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT OF PURCHASE AND SALE AGREEMENT (this “Assignment”) dated January 27 , 2022, is made by and among MHP PURSUITS LLC, a North Carolina limited liability company (the “Assignor”), SUNNYLAND MHP LLC, a Georgia limited liability company, (the “Land Assignee”), and GVEST SUNNYLAND HOMES LLC, a Delaware limited liability company (the “Homes Assignee”), and provides as follows:

RECITALS

A. Pursuant to that certain Purchase and Sale Agreement dated as of November 3, 2021 (“Purchase Agreement”), by and between Assignor and Billie Jean Faust (the “Seller”), Assignor agreed to purchase from Seller certain real property and personal property owned by Seller and located in Byron, Georgia, which property is more particularly described in the Purchase Agreement, a copy of which is attached hereto as Exhibit A, and by this reference made a part hereof.

B. Assignor desires to assign to Land Assignee, and Land Assignee desires to assume from Assignor, all of Assignor’s rights and obligations pursuant to the Purchase Agreement related to the Property, excluding the personal property consisting of the Homes (as defined below) which shall be assumed by Homes Assignee.

C. Assignor desires to assign to Homes Assignee, and Homes Assignee desires to assume from Assignor, all of Assignor’s rights and obligations pursuant to the Purchase Agreement related to the Homes.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Assignor, Land Assignee, and Homes Assignee agree as follows:

1. Capitalized Terms. Capitalized terms used herein, unless otherwise defined in this Assignment, shall have the same meanings as those given in the Purchase Agreement.

2. Assignment. Assignor hereby transfers, assigns and conveys to Land Assignee all of Assignor’s right, title and interest in, to and under the Purchase Agreement related to the Property, except to the extent related to the Homes, and delegates to Land Assignee all of its duties and obligations and liabilities in, to and under the Purchase Agreement except to the extent related to the Homes. Assignor hereby transfers, assigns and conveys to Homes Assignee all of Assignor’s right, title and interest in, to and under the Purchase Agreement related to the manufactured homes owned by Seller and located at Sunnyland Mobile Home Park, 4 Coastal Drive, Byron, Georgia 31008, (the “Homes”) and delegates to Homes Assignee all of its duties and obligations and liabilities in, to and under the Purchase Agreement related to the Homes.

3. Assumption and Acceptance. Land Assignee and Homes Assignee each hereby accept their respective assignment as aforesaid, and assume and agree to perform the duties, obligations and liabilities of Assignor under the Purchase Agreement as set forth therein to the extent assumed by Land Assignee and Homes Assignee respectively pursuant to this Assignment.

4. Entire Agreement. This Assignment embodies the entire agreement of Assignor, Land Assignee and Homes Assignee with respect to the subject matter of this Assignment and it supersedes any prior agreements, whether written or oral, with respect to the subject matter of this Assignment. This Assignment may be modified only by a written instrument duly executed by Assignor, Land Assignee and Homes Assignee.

5. Binding Effect. The terms and provisions of this Assignment will inure to the benefit of, and will be binding upon, the heirs, executors, personal representatives, successors and assigns of Assignor, Land Assignee and Homes Assignee.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
SIGNATURE PAGE TO FOLLOW

SIGNATURE PAGE TO ASSIGNMENT OF ASSET PURCHASE AGREEMENT

IN WITNESS WHEREOF, and intending to be legally bound hereby, Assignor, Land Assignee and Homes Assignee have executed this Assignment as of the day and year first above written.

ASSIGNOR

MHP Pursuits LLC,
a North Carolina limited liability company

By:	/s/Adam Martin
Name:	Adam Martin
Title:	CIO

LAND ASSIGNEE

SUNNYLAND MHP LLC,
a Georgia limited liability company

By:	Manufactured Housing Properties inc. a Nevada Corporation

	By:	/s/ Michael Z. Anise
	Name:	Michael Z. Anise
	Title:	President

HOMES ASSIGNEE

GVEST SUNNYLAND HOMES LLC, a Delaware limited liability company

By:	/s/ Raymond M. Gee
Name:	Raymond M. Gee
Title:	Manager

EXHIBIT A PURCHASE AGREEMENT

(See attached)

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of the Effective Date (as defined below) between the undersigned Seller (as defined below) and the undersigned Buyer (as defined below).

1.	Summary of Terms and Defined Terms. The following summary of terms and defined terms are hereby incorporated into this Agreement:

SUMMARY OF TERMS AND DEFINED TERMS
A. Seller and Seller’s Notice Information:	Billie Jean Faust (“Seller”) [personal information redacted]
B. Buyer and Buyer’s Notice Information:

MHP Pursuits LLC, a North Carolina limited liability company (“Buyer”) 136 Main Street

Pineville, North Carolina 28134
Attention: Adam Martin
Telephone: (980) 273-1702 x239
Email: adam@mhproperties.com

C. Property Name and Address:	Sunnyland Mobile Home Park c/o 4 Coastal Drive Byron, GA
D. General Description:

Mobile Home Park with 73 developed home sites located on approximately

18.57 acres and an adjacent parcel containing 15.09 acres as described in Deed Book 395, Page 822 and Deed Book 539, Page 214, Peach Co., GA Records (incorporated herein by reference) and as further depicted on Exhibit “A” attached hereto (collectively the “Land”) and 36 Park-Owned Homes (as defined below) and as described on Exhibit “C” attached hereto and incorporated herein); and all mobile home leases related to the Park- Owned Homes listed in Exhibit “C” and/or leases related to mobile home lot rentals only (the latter being listed in Exhibit “E” attached hereto and incorporated herein by reference) (collectively the “Leases”) NOTE: All leases are in the name of Sunnyland Community, LLC, a Georgia limited liability company owned by Seller which is Seller’s authorized leasing agent..NOTE: The under of mobile homes and lots and/or the number of lots leased may vary between the date hereof and Closing and the above quantities shall be adjusted accordingly.

E. Property ID Number(s):	064C 023, (18.57 acres Mobile Home Park-broken down further by Peach County Tax Assessor’s office to include individual lots as well); and 064C 024 (15.09 acres)
F. Purchase Price:	$2,200,000 (the “Purchase Price”)
G. Closing Date:

Within 30 days from completion of Due Diligence Period or such earlier date as may be agreed upon by the parties in writing (the “Closing Date) but no later than 90 days from the Effective Date hereof. The Closing shall take place at the Title Company’s office in the State of Georgia and both parties may close via mail if the closing agent allows.
H. Title Company; Holder of Earnest Money	Stewart Title Guaranty Company (“Title Company”) 5935 Carnegie Boulevard, Suite 301 Charlotte, North Carolina 28209
I. Effective Date of this Agreement:	November 3, 2021
J. Earnest Money:	$22,000 (the “Earnest Money”) to be held in escrow by John R. Grimes, Esq. [personal information redacted] (“Holder”)
K. Due Diligence Period:	60 days from Effective Date hereof. (the “Due Diligence Period”).
L. Buyer’s Broker:	Simba Consulting LLC has been retained by buyer and will be compensated based on separate contract.
M. Seller’s Broker:	None “Seller’s Broker”

2.	Purchase and Sale. Buyer agrees to purchase and Seller agrees to sell the Property (as defined in Section 2 below) upon the terms and conditions set forth in this Agreement.

3.	Property. Upon and subject to the terms and conditions set forth in this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the following property (collectively, the “Property”) “as is” without expressed or implied warranties other than as set forth herein:

A.	Real Estate: The Land, including all improvements, legally described above and depicted on Exhibit A;

B.	Personal Property: The non-real estate assets described and identified on Schedule D;

C.	Seller’s interest, as landlord, in and to all leases or other rental or occupancy agreements for the Property (together with any modifications, extensions or renewals thereof, the “Leases”) and Seller’s interest in any related security deposits, security interests and prepaid rents under the Leases On the Closing Date, Seller shall assign and deliver to Buyer, through a credit to the Purchase Price, all refundable security deposits and other deposits owing to tenants under the Leases, to the extent not previously applied in accordance with the applicable Lease(s).

4.	Purchase Price and Method of Payment. The Purchase Price shall be paid in U.S. Dollars at Closing in cash or its equivalent which shall only include the wire transfer of immediately available funds, or a cashier’s check issued for the closing by a federally insured bank, savings bank, savings and loan association or credit union where the funds are immediately available.

5.	Due Diligence. During the Due Diligence Period, Buyer may conduct, at Buyer’s sole expense, whatever due diligence, inspections, examinations, surveys and testing, if any, Buyer deems appropriate to evaluate the suitability of Property for Buyer’s intended use. Buyer shall have the right to terminate this Agreement by delivering notice to Seller at or before 11 :59 p.m. Eastern time on the last day of the Due Diligence Period, if information discovered is contrary to standard underwriting guidelines.

6.	Earnest Money. Buyer shall deposit the Earnest Money with Holder within three (3) business days after the Effective Date hereof to be held in escrow and to be applied to the Purchase Price at Closing, or refunded to Buyer if Buyer terminates this Agreement in accordance with the terms hereof. If Buyer defaults in its obligation to close and pay the Purchase Price, Seller shall be entitled to receive the Earnest Money as liquidated damages.

7.	Obligations at Closing:

A.	Seller’s Obligations at Closing. At Closing, Seller shall deliver to Buyer (or to the Title Company acting as the closing escrow agent) executed originals of the following documents (“Seller’s Closing Documents”):

1.	Special Warranty Deed (or equivalent limited warranty deed) conveying title to the Property subject only to the Permitted Exceptions (as defined below);

2.	Bill of Sale and General Assignment transferring Seller’s right, title and interest in the mobile homes listed in Exhibit “C” and/or the Personal Property listed in Exhibit “D” attached hereto and incorporated herein, and any and all of the Seller’s the Intangible Property rights related to Land and/or the Leases together with all of the business files related thereto and any Warranties and the Licenses related to the foregoing, if any, o Buyer, which shall include a warranty that Seller has not transferred, assigned or pledged such items to any other party (except in connection with any loan that will be paid in full by Seller at or prior to Closing);

3.	An Assignment and Assumption Agreement of the Leases identified above whereby Seller assigns all of its right, title and interest in the Leases and any Contracts related to the servicing or maintenance of the Land or mobile homes sold that Buyer elects to assume, and Buyer accepts and assumes Seller’s obligations under the Leases and any such Lease land/or Contracts from and after the Closing Date (together with all originals of the Leases and such Contracts that are within Seller’s possession);

4.	Closing Statement reflecting the Purchase Price and the prorations and adjustments provided herein;

5.	All certificates of title and other documents for the transfer of title to the Park-Owned Homes as more particularly set forth in Section 19 hereof;

6.	All other documents that Seller must execute to cause the Title Company to issue to Buyer (and Buyer’s lender, as applicable) a title insurance policy with all standard exceptions deleted and subject only to the Permitted Exceptions (including, without limitation, an owner’s affidavit from Seller in the form customarily used in commercial real estate transactions); and

7.	(N/A).

B.	Buyer’s Obligations at Closing. At Closing, Buyer shall deliver to Seller (or to the Title Company acting as the closing escrow agent) the balance of the Purchase Price subject to the adjustments and prorations set forth in this Agreement, together with counterpart executed originals of any Seller’s Closing Documents that may require Buyer’s signature, as applicable.

8.	Costs.

Seller’s Costs: Seller shall pay (i) all transfer taxes with respect to the Property; (ii) the cost of recording the deed for the Property and any title curative document, including any satisfaction or release of any mortgage, deed of trust or other lien and any financing statement termination; (iii) the fees and expenses of Seller’s counsel and consultants;

B.Buyer’s Costs: Buyer shall pay (i) the fees and expenses of Buyer’s counsel and consultants; (ii) any costs in connection with Buyer’s inspection, title examination and survey of Property and any costs associated with obtaining financing for the acquisition of Property (including any mortgage tax and the cost of recording Buyer’s loan documents); (iii) the base premium for Buyer’s owner’s policy of title insurance, any costs of owner’s or lender’s title insurance for Buyer or its lender; and (iv) escrow fees or closing disbursement fees charged by the Title Company.

9.	Closing Prorations and Credits.

A.	Seller and Buyer agree that all property taxes (on a calendar year basis), Leases rentals, and utilities or any other assumed liabilities shall be prorated as of the date of Closing.

B.	All Lease rentals payable for the month of Closing (including any such rents that are unpaid as of the Closing Date) shall be prorated as of the Closing Date and Buyer shall receive a credit against the Purchase Price for Buyer’s prorated share of such rents. ; provided, if Buyer subsequently receives any such rents that were unpaid as of the Closing Date and were prorated for the month of Closing, Buyer shall deliver such rents to Seller. All rents that are thirty (30) days or more delinquent shall not be prorated, and Seller shall retain the right to collect same. . All payments or prepayments of rents or other income or compensation attributable to the Property for the period subsequent to Closing collected or received or retained by Seller will be delivered to Buyer or credited against the Purchase Price. All rents collected by Buyer subsequent to Closing shall be applied first to any unpaid rents due and owing for the month of the Closing and shall be accounted for by the Buyer to Seller and the Seller’s prorata share paid to Seller.

C.	Effective as of the Closing Date, Buyer will assume all liabilities of Seller for security deposits under the Leases, and such security deposits shall be a credit against the Purchase Price.

D.	Buyer’s and Seller’s obligations under this Section 9 to make any adjustments to prorations or to deliver any rents or income to each other, as applicable, shall survive the Closing.

10.	Title. Seller agrees to convey fee simple marketable and insurable title to the Property by a limited warranty deed without exception for mechanics’ liens, free and clear of all liens, encumbrances and defects of title other than: (a) zoning ordinances affecting the Property, (b) Leases and (c) matters of record existing at the Contract Date that are not objected to by Buyer prior to the end of the Due Diligence Period (collectively the “Permitted Exceptions”); provided that Seller shall be required to satisfy, at or prior to Closing, any encumbrances that may be satisfied by the payment of a fixed sum of money, such as deeds of trust, mortgages or statutory liens. Seller shall not enter into or record any instrument that affects the Property (or any personal property listed on Exhibit A) after the Contract Date without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed.

A.	Title Examination. After the Contract Date, Buyer shall, at Buyer’s expense, cause a title examination to be made of the Property before the end of the Due Diligence Period. In the event that such title examination shall show that Seller’s title is not fee simple marketable and insurable, subject only to Permitted Exceptions, then Buyer shall promptly notify Seller in writing of all such title defects and exceptions, in no case later than the end of the Due Diligence Period, and Seller shall have ten (10) days to cure said noticed defects. If Seller does not cure the defects or objections within said ten (10) day period, then Buyer may terminate this Agreement and receive a return of Earnest Money (notwithstanding that the Due Diligence Period may have expired) or close subject to such uncured title objections and items “a” and “b” listed above (i.e., the Permitted Exceptions”). If Buyer is to purchase title insurance, the insuring company must be licensed to do business in the state in which the Property is located. Title to the Property must be insurable at regular rates, subject only to standard exceptions and Permitted Exceptions.

11.	Representations and Warranties.

A.	Seller’s Representations and Warranties: Seller represents and warrants to Buyer as follows:

1.	Seller has full authority to sign this Agreement and all documents to be executed by Seller as contemplated by this Agreement. The individual(s) executing this Agreement and all such documents contemplated by this Agreement on behalf of Seller are duly elected or appointed and validly authorized to execute and deliver the same.

2.	This Agreement constitutes a legal, valid and binding obligation of Seller and, together with each of the documents to be executed by Seller as contemplated by this Agreement, is enforceable against Seller in accordance with its terms.

3.	To Seller’s knowledge, Seller owns good and marketable fee simple title to the Property that is insurable, subject only to the Permitted Exceptions.

4.	Except for pending eviction actions, Seller has not received notice of any legal actions, suits or other legal or administrative proceedings pending or threatened against Seller or the Property, and Seller is not aware of any facts which might result in any such action, suit or other proceeding.

5.	To Seller’s knowledge, the Property does not contain any hazardous wastes, hazardous substances, hazardous materials, toxic substances, hazardous air pollutants or toxic pollutants as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act and the Clean Water Act, and in any amendments thereto, or in any regulations promulgated pursuant thereto, or in any applicable state or local law, regulation or ordinance.

6.	Seller has no knowledge of (i) any condemnation or zoning change affecting or contemplated with respect to the Property; (ii) any changes contemplated in any applicable laws, ordinances or restrictions affecting the use of the Property as a mobile home park; or (iii) any liens or assessments (governmental or private), either pending or confirmed, with respect to sidewalk, paving, water, sewer, drainage or other improvements on or adjoining the Property or with respect to any property owners’ association, declaration or easement agreement (other than the lien of ad valorem property taxes that are not yet due and payable).

7.	To Seller’s knowledge, Seller and the Property have complied and are currently in compliance with all applicable laws, ordinances, regulations, statutes, rules, restrictions and inspection requirements pertaining to or affecting the Property.

8.	The Due Diligence Materials delivered by Seller to Buyer in accordance with this Agreement are full, complete and accurate copies of all Due Diligence Materials within Seller’s possession.

B.	Buyer’s Representations and Warranties: Buyer represents and warrants to Seller as follows:

1.	Buyer has full authority to sign this Agreement and all documents to be executed by Buyer as contemplated by this Agreement. The individual(s) executing this Agreement and all such documents contemplated by this Agreement on behalf of Buyer are duly elected or appointed and validly authorized to execute and deliver the same.

2.	This Agreement constitutes a legal, valid and binding obligation of Buyer and, together with each of the documents to be executed by Buyer as contemplated by this Agreement, is enforceable against Buyer in accordance with its terms.

C.	Survival. Period. All representations, warranties, covenants and agreements made by the parties hereto shall survive the Closing and delivery of the deed. Seller shall, at or within three (3) months after the Closing, and without further consideration, execute, acknowledge and deliver to Buyer such other documents and instruments, and take such other action as Buyer may reasonably request or as may be necessary to more effectively transfer to Buyer the Property described herein in accordance with this Agreement.

12.	Brokerage. Buyer and Seller represent and warrant to each other that there are no brokers involved in this transaction except for the Buyer’s Broker (if any) and the Seller’s Broker (if any) listed in Section 1 of this Agreement. Buyer shall defend, indemnify, and hold Seller harmless from any and all claims asserted by any other broker or sales agent as a result of Buyer’s actions in connection with this Agreement. Seller shall defend, indemnify, and hold Buyer harmless from and against any and all claims asserted by any other broker or sales agent as a result of Seller’s actions in connection with this Agreement. These indemnities shall survive the Closing or the termination of this Agreement.

13.	Assignment. Buyer may not transfer or assign any or all of its rights and obligations under this Agreement without the Seller’s prior written permission which will not be unreasonably withheld.

14.	Notices. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date delivered in person or deposited in the United States mail, registered or certified, return receipt requested, or email to the addresses set out in Section A above or at such other addresses as specified by written notice delivered in accordance herewith.

15.	Same Condition. If the Property is damaged by a casualty prior to Closing causing it not to be in substantially the same condition at Closing as of the date of the offer, reasonable wear and tear excepted, then the Buyer may (i) terminate this Agreement and receive a return of the Earnest Money or (ii) proceed to Closing whereupon Buyer shall be entitled to receive, in addition to the Property, any of the Seller’s insurance proceeds payable on account of the damage or destruction applicable to the Property. Buyer’s election shall be made within ten (10) business days of notice of the casualty by Seller to Buyer (which shall include information regarding insurance payments due). If Buyer elects not to terminate within said ten (10) day period, Buyer will deemed to have elected ii above. The Closing Date shall be extended by ten (10) days in the event of such casualty.

16.	Default.

A.	Seller’s Pre-Closing Remedy for Buyer Default. If Buyer defaults in its obligation to close and pay the Purchase Price in accordance with this Agreement, Seller shall be entitled, as her sole and exclusive remedy, to terminate this Agreement and retain the Earnest Money as liquidated damages, in which event the parties shall have no further rights or obligations under this Agreement.

B.	Buyer’s Pre-Closing Remedies for Seller Default. If Seller breaches any representation or warranty under this Agreement or fails to perform any of its obligations under this Agreement, Buyer shall be entitled, as its sole and exclusive remedy prior to Closing, either (a) to terminate this Agreement and receive a refund of the Earnest Money Deposit, and Seller shall reimburse Buyer an amount equal to the out-of-pocket costs incurred by Buyer in connection with the transaction contemplated by this Agreement not to exceed $5,000.00, which reimbursement obligation of Seller shall survive the termination of this Agreement, or (b) to enforce specific performance of Seller’s obligations under this Agreement.

17.	Other Provisions.

A.	Entire Agreement and Modification: This Agreement constitutes the sole and entire agreement between the parties hereto, supersedes all of their prior written and verbal agreements and shall be binding upon the parties and their successors, heirs and permitted assigns. This Agreement may not be amended or modified except upon the written agreement of Buyer and Seller.

B.	Governing Law and Interpretation: This Agreement may be signed in multiple counterparts each of which shall be deemed to be an original. No provision herein, by virtue of the party who drafted it, shall be interpreted less favorably against one party than another. All references to time shall mean Eastern Time. The governing law shall be those of the state in which the Property is located.

C.	Duty to Cooperate: Seller and Buyer agree to do all things reasonably necessary and in good faith before and after Closing (including executing and delivering such additional documents as required by law or as reasonably requested by the other party) to fulfill the terms of this Agreement and carry out the intent and purpose of the parties as set forth in this Agreement.

D.	Electronic Signatures: For all purposes herein, an electronic or facsimile signature shall be deemed the same as an original signature; provided, however, that each party agrees to promptly re-execute a conformed copy of this Agreement with original signatures if requested to do so by the other party.

18.	Title to Park-Owned Homes. Seller will use best efforts to obtain certificates of title to all Park-Owned Homes prior to Closing. Seller will convey ownership to Buyer of all Park-Owned Homes by delivery of the certificates of title or a bill of sale or both, together with any OMV forms, powers of attorney or other documentation that may be reasonably necessary to transfer title to such Park-Owned Homes.

19.	Exhibits and Addenda. All exhibits and/or addenda attached hereto, listed below, or referenced herein are made a part of this Agreement. If any such exhibit or addendum conflicts with any preceding paragraph, said exhibit or addendum shall control:

Exhibit “A”	Description of Property
Exhibit “B”	Due Diligence Materials and Special Provisions
Exhibit “C”	List of Park-Owned Homes

20.	The parties agree to cooperate with one another in a Sec. 1031 if elected by either party.

[SIGNATURES INCLUDED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the Effective Date.

BUYER:

MHP PURSUITS LLC,
a North Carolina limited liability company

By:	/s/ Adam Martin
Name:	Adam Martin
Title:	CIO
Date:	October 28, 2021

SELLER:

BILLIE JEAN FAUST

By:	/s/ Billie Jean Faust
Name:	Billie Jean Faust
Title:
Date:	November 3, 2021

EXHIBIT A

DESCRIPTION OF PROPERTY

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EXHIBIT B

DUE DILIGENCE MATERIALS & SPECIAL PROVISIONS

The following shall be incorporated into this Agreement.

1.	Within ten (10) business days after the Effective Date, Seller shall deliver to Buyer copies of the following items to the extent within Seller’s possession (collectively, the “Due Diligence Materials”):

Operating PL for preceding 24 months

Copies of billings/invoices regarding Water, Sewer, Trash, Gas, Electric, Property Tax, Ins, Repair & Maintenance Bills for the last 12 months

City, County and State Permits and Licenses

Signed lease agreements and signed rules & regulations for each tenant

A list of all Park-Owned Homes including Year, Make, Model, Size, Serial Number, VIN and Lot# Copies of Certificates of title for Park-Owned Homes (if applicable)

Copy of current insurance policy and binder showing premiums and coverages

●	Current rent roll including home site number, name of resident, move-in date, monthly rent, current balance due (if any)

additional charges, prepaid rents (if beyond Closing Date), delinquencies (if more than 3 late rental payments over last 12 months), security deposits

List of employees/vendors with compensation 2 years of operating bank statements,

At Buyer’s request, any additional information in Seller’s possession which would reasonably be helpful to the Buyer in the inspection of the Property.

●	List of any major reoccurring park problems (infrastructure, tenant, operational, etc.) over last 12 months

2.	Five days prior to Closing, , Seller shall provide to Buyer a current rent roll and list of all delinquent Tenants.

3.	The Purchase Price shall be allocated on the Closing Statement as follows: sixty percent (60%) to the Real Property and forty percent (40%) to Personal Property/Goodwill.

Without the prior written consent of the other party, neither Seller nor Purchaser will disclose to any person or entity, other than their legal counsel, a proposed lender, prospective investors, prospective tenants, necessary governmental authorities and/or other agents with a reasonable need to know the fact that of this Agreement and that it has been entered into or any of the terms, conditions or other facts with respect thereto, including the status thereof and/or the Due Diligence Materials provided to Purchaser. such information, either.

EXHIBIT C

LIST OF PARK-OWNED HOMES

Address	Status	Year	Size	Model	Bed/Bath
1	22 Bermuda Drive	POH	1990	14 x 66	Fleetwood Westfield	2 / 2
2	46 Bermuda Drive	POH	1987	14 x 76	Grand Manor	2 / 2
3	59 Bermuda Drive	POH	1987	14 x 66	Palm Harbor	2 / 2
4	74 Bermuda Drive	POH	1987	16 x 80	River View	3 / 2
5	86 Bermuda Drive	POH	1990	24 x 44	Ocilla Tempo	3 / 2
6	87 Bermuda Drive	POH	1988	24 x 44	Fleetwood Eagle	3 / 2
7	99 Bermuda Drive	POH	1986	14 x 66	Redman Halmark	2 / 2
8	124 Bermuda Drive	POH	2001	16 x 76	General LTD	3 / 2
9	166 Bermuda Drive	POH	1998	24 x 52	Horton Dynasty	3 / 2
10	197 Bermuda Drive	POH	1990	14 x 66	Gateway Cascade	2 / 2
11	209 Bermuda Drive	POH	2016	16 x 64	Legacy Fair	3 / 2
12	12 Centipede Lane	POH	1987	24 x 48	Horton Summit	3 / 2
13	27 Centipede Lane	POH	1987	24 x 56	Brigadier - NO TITLE	3 / 2
14	59 Coastal Drive	POH	1992	14 x 66	Fleetwood Eagle	2 / 2
15	60 Coastal Drive	POH	1988	14 x 66	Tidwell	2 / 2
16	98 Coastal Drive	POH	1995	24 x 58	Destiny Omni	3 / 2
17	114 Coastal Drive	POH	1998	16 x 76	Chandeleur	3 / 2
18	125 Coastal Drive	POH	1989	14 x 66	Summit Horton	2 / 2
19	140 Coastal Drive	POH	1998	16 x 80	Bellcrest Pinehurst	3 / 2
20	141 Coastal Drive	POH	1996	16 x 76	General Cougar	3 / 2
21	155 Coastal Drive	POH	1989	24 x 52	Chapel Hill	3 / 2
22	191 Coastal Drive	POH	1998	16 x 70	Skyline	3 / 2
23	264 Coastal Drive	POH	1992	28 x 56	Palm Harbor	3 / 2
24	278 Coastal Drive	POH	1996	14 x 52	Oakwood Freedom	2 / 1
25	279 Coastal Drive	POH	1998	24 x 56	Bellcrest	3 / 2
26	297 Coastal Drive	POH	1998	24 x 56	Bellcrest Pinehurst	3 / 2
27	370 Sudan Road	POH	2004	28 x 76	Palm Harbor	3 / 2
28	444 Sudan Road	POH	1986	14 x 76	Grand Manor Redman	2 / 2
29	99 Coastal Drive	STORAGE	1987	14 x 66	Homestead	2 / 2
30	125 Bermuda Drive	VACANT POH	1988	14 x 66	Schult	2 / 2
31	73 Bermuda Drive	VACANT POH	1990	24 x 44	Destiny Omni	3 / 2
32	111 Bermuda Drive	VACANT POH	1992	14 x 66	Broadmore	2 / 2
33	43 Centipede Lane	VACANT POH	2000	28 x 56	Oakwood	3 / 2
34	44 Centipede Lane	VACANT POH	1988		Summit Horton	3 / 2
35	74 Coastal Drive	VACANT POH	1999	16 x 76	Fleetwood Broadmore	3 / 2
36	222 Coastal Drive	VACANT POH	1994		Destiny Peachtree	2 / 2

EXHIBIT D

LIST OF PERSONAL PROPERTY

1.	Office equipment (office computer and hard drives)
2.	Hand tools
3.	Lawn maintenance equipment (i.e., lawn mower, 5 gallon gas containers)
4.	Supplies as of date of Closing (which Seller will maintain at current levels)

EXHIBIT E
Address
1	47 Bermuda Drive
2	60 Bermuda Drive
3	98 Bermuda Drive
4	112 Bermuda DrivE
5	185 Bermuda DrivE
6	198 Bermuda DrivE
7	210 Bermuda DrivE
8	222 Bermuda DrivE
9	11 Centipede Lane,
10	28 Centipede Lane,
11	37 Coastal Drive
12	49 Coastal Drive
13	73 Coastal Drive
14	87 Coastal Drive
15	88 Coastal Drive
16	115 Coastal Drive
17	124 Coastal Drive
18	269 Coastal Drive
19	296 Coastal Drive
20	305 Coastal Drive
21	394 Sudan Drive
22	412 Sudan Road
23	462 Sudan Road

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